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                                                                    EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 - No. 333-67187) and the related Prospectuses of Paine Webber Group Inc. and PWG Capital Trusts III, IV and V for the registration of $600,000,000 of Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities of Paine Webber Group Inc., Preferred Securities of PWG Capital Trusts III, IV and V and Guarantees of Preferred Securities of PWG Capital Trusts III, IV and V by, and certain back-up obligations of, Paine Webber Group Inc., and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP
                                        ---------------------






New York, New York
December 31, 1998